EXHIBIT 99.1

FOR IMMEDIATE RELEASE

REMEDENT ANNOUNCES THE SALE OF ITS FIRST FIT INTELLECTUAL PROPERTY
FOR $2.85 MILLION IN CASH, PLUS ROYALTY PAYMENTS ON
LUMINEER VENEERS AND FIRST FIT PRODUCTS SOLD BY DEN-MAT

DEURLE, BELGIUM— March 29, 2010 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, announced today that it has entered into a definitive agreement with Den-Mat Holdings LLC (“Den-Mat”) pursuant to which it has sold its First Fit intellectual property for $2.85 million in cash and continuing royalty payments on revenues generated by the sale of Den-mat’s Lumineer Veneers and First Fit products.

The sale of the First Fit intellectual property is consistent with Remedent’s overall strategic plan to focus our strategy on selling our designer smiles directly to the consumer through our Glamsmile partner studios worldwide. In connection with the sale, Remedent has already received $675,000 in cash as partial payment of the purchase price. The balance of the purchase price will be paid in installments, with the final payment to be delivered on December 31, 2011. The royalty payments on Den-Mat’s Lumineer veneer sales as well as First Fit products will generate ongoing cash flow for Remedent, while eliminating any expenses relating to the marketing, manufacturing and distribution of the First Fit products. This transaction will allow Remedent to focus its resources and attention on the development of new products and launch of its veneer business to consumer model. The definitive agreement for the sale amends the prior 2009 distribution agreement pursuant to which Den-Mat has certain license, distribution and manufacturing rights relating to First Fit.

“We are very excited to conclude this deal relating to our First Fit prosthetic’s division with our partner Den-mat, as it will allow us to pursue our profitable and proven model of selling our veneers directly to the consumer through our worldwide Glamsmile centers. With the aid of our smile consultant working with the customer throughout the entire sales process, we have seen our sales grow in our retail centers in both Asia and Europe,” said Guy De Vreese, Chairman and Chief Executive Officer of Remedent.

“This sale of First Fit will now also allow us to penetrate the USA market for our veneer “retail direct to the consumer model” a lot quicker. Our goal is to duplicate the success formula of Asia and Europe using the missing link formula of utilizing a “smile consultant” to help close the sale. This concept is similar to plan adopted by the Lasik Eye Care centers, where the doctor/professional is solely responsible for procedure as opposed to closing the sale with the potential patient. We look forward to concentrating on this business model worldwide during 2010 and beyond.”

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns that are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com/.

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